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                                                                    EXHIBIT 21.1



                       CAPSTAR BROADCASTING PARTNERS, INC.

                                  SUBSIDIARIES




                  ENTITY                                    JURISDICTION
                  ------                                    ------------
Capstar Acquisition Company, Inc.                             Delaware
Capstar Communications California, Inc.                       Delaware
Capstar Communications, Inc.                                  Delaware
Capstar Operating Corporation                                 Delaware
Capstar Radio Broadcasting Partners, Inc.                     Delaware
Capstar Radio Operating Company                               Delaware
Capstar Royalty I Corporation                                 Delaware
Capstar Royalty II Corporation                                Delaware
Capstar TX Limited Partnership                                Delaware
Jamboree in the Hills, Inc.                                   Delaware
Liberty Broadcasting of Albany Incorporated                   New York
Liberty Broadcasting of New York, Inc.                        New York
Music Hall Club, Inc.                                         West Virginia
Osborn Entertainment Enterprises Corporation                  Delaware
Parker Broadcasting Company                                   California
SBI Holding Corporation                                       Delaware
TBC Radio Acquisition Corp.                                   Delaware
WBAB, Inc.                                                    New York
WBLI, Inc.                                                    New York
WGBB, Inc.                                                    New York
WGNA, Inc.                                                    New York
WGNA-FM, Inc.                                                 New York
WHFM, Inc.                                                    New York




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  ENTITY                                                      JURISDICTION
  ------                                                      ------------
WHJJ, Inc.                                                    Rhode Island
WHJY, Inc.                                                    Rhode Island
WPYX, Inc.                                                    New York
WSNE, Inc.                                                    Rhode Island
WTRY, Inc.                                                    New York